Exhibit 99.1

For Export Only – Not for Sale in the United States

Draft Package Insert – For Information Only

Released June 02, 2005/5PM

INTENDED USE

The Triage® Stroke Panel is a rapid, point-of-care fluorescence immunoassay to be used with the Triage MeterPlus for the rapid, quantitative measurement of B-type natriuretic peptide (also known as Brain Natriuretic Peptide or BNP), fibrin degradation products containing D-dimer, matrix metalloproteinase-9 (MMP-9) and S100B in EDTA-anticoagulated whole blood or plasma specimens. The test utilizes a proprietary algorithm for the automatic calculation of a single MultiMarker Index™ (MMX) result from the individual biomarker values. The MMX result is used as an aid in the assessment and diagnosis of stroke.

SUMMARY AND EXPLANATION OF THE TEST

Stroke is the third leading cause of death in the US and the primary cause of long-term disability. On average, someone in the United States suffers a stroke every 45 seconds, and someone dies of a stroke every 3 minutes.(1) Worldwide, 15 million people suffer strokes annually. Of these, 5 million die and another 5 million are left permanently disabled, placing a burden on family and community.(2) In the US alone, the annual direct and indirect cost of stroke is estimated at $56.8 billion.(1)

Cerebral ischemia is caused by reduced blood flow to the brain. Vascular brain injury, commonly referred to as ‘stroke’, can be divided into two major categories, ischemic stroke and intracranial hemorrhage. Ischemic stroke accounts for approximately 88% of all strokes and can occur by three main mechanisms: thrombosis (small and large vessel), embolism, and global hypoperfusion. Intracranial hemorrhages represent approximately 12% of all strokes and include intracerebral hemorrhage (ICH; 75%) and subarachnoid hemorrhage (SAH, 25%).(1) Transient ischemic attack (TIA) is currently defined as a reversible acute neurological deficit that resolves within 24 hours, although the definition of TIA is being revisited. TIA is commonly thought to produce no lasting tissue injury, but studies of TIA patients evaluated with new advanced imaging techniques such as diffusion-weighted magnetic resonance imaging (MRI) suggest that infarcts can be detected in up to 44% of TIAs.(3) These studies suggest that many patients diagnosed as having TIA may actually have suffered a stroke.

Many non-vascular conditions can present with stroke-like symptoms (mimics) including metabolic, central nervous system and even psychiatric disorders. Specific examples include: hypoglycemia, drug intoxication, hepatic encephalopathy; status epilepticus, postictal confusion with or without focal neurologic signs, complex migraine, subdural hematoma, abscess, intracranial tumors, hypertensive encephalopathy, multiple sclerosis and facititious disorders.(4)

In a study by Libman et al. in 1995, 411 patients were initially diagnosed as having stroke. Of these, 78 patients (19%) were eventually found to have mimics, the majority comprising postictal states, systemic infections, tumors, and toxic-metabolic disturbances.(5)

Currently, patients suspected of having stroke are often evaluated using neuroimaging techniques such as computed tomography (CT) scans and MRI. CT scans, while widely available and highly sensitive for intracranial hemorrhage, are not highly sensitive for ischemic stroke,(6) particularly in the first few hours after a stroke when treatment with thrombolytics is still a viable option. MRI is more sensitive than CT scan but is not widely available. The diagnosis of acute ischemic stroke at most hospitals is made solely on clinical grounds after intracranial hemorrhage or mass lesion has been ruled out by CT. The absence of a rapid, objective, clinically accurate, available diagnostic tool remains a major obstacle to optimal care of stroke patients.(7)

Evaluation of blood-borne biochemical markers of tissue injury is well established in the clinical setting of suspected myocardial ischemia. In acute coronary syndromes, the myocardial isoform of creatinine phosphokinase and troponin play an important role both in treatment decisions and clinical research. Similarly, B-type natriuretic peptide has become a routine part of the assessment of patients with congestive heart failure and dyspnea. With respect to stroke, the ischemic cascade of glial activation and ischemic neuronal injury is far more complex than myocardial ischemia and less amenable to the use of a single biochemical marker.(7) Various investigations reported in the scientific literature have described elevations of BNP, D-dimer, MMP-9 and S100B in conjunction with cerebral ischemia.

BNP is a neurohormone that was originally identified in porcine brain. BNP has potent natriuretic, diuretic and vasodilatory effects. Elevations of the circulating BNP concentration have been associated with fluid overload and increased cardiac pressure. Furthermore, BNP elevations have been observed in patients that experienced delayed ischemic neurological deficits due to cerebral vasospasm following subarachnoid hemorrhage.(8)(9) D-dimer is a cross-linked fibrin degradation product that is released into the circulation during fibrinolysis. Elevations of the circulating D-dimer concentration have been associated with increased clot burden, particularly in the setting of venous thromboembolism and disseminated intravascular coagulation. D-dimer elevations have been observed following ischemic stroke and subarachnoid hemorrhage and may be indicative of stroke progression.(10)(11) MMP-9 belongs to a family of zinc-binding proteolytic enzymes that are capable of degrading all components of the extracellular matrix including collagen IV, laminin, and fibronectin. MMP-9 activation is associated with inflammation and is implicated in various pathological conditions including atherosclerosis, multiple sclerosis, tumor growth and metastasis. Cerebral MMP-9 expression has been found to increase in the early hours after stroke onset and MMP-9 is thought to be a mediator of increased blood-brain barrier permeability and hemorrhagic transformation following ischemic stroke.(12)(13)(14) S-100B is a calcium-binding protein that is found in high concentrations within glial cells. Elevations of the circulating S-100B concentration have been observed following ischemic stroke and intracranial hemorrhage, and are associated with infarct size.(15)(16)(17) While each of these physiologically diverse biomarkers has been demonstrated to be associated with cerebral ischemia, they have not been demonstrated to have substantial individual utility for the assessment and diagnosis of cerebral ischemia.

Because stroke is a complex disease with widely variable etiologies, a multiple biomarker panel approach has an advantage over single biomarkers. The Multimarker Index (MMX) result is calculated by a fixed algorithm and is based on the individual BNP, D-dimer, MMP-9 and S100B results. This composite index takes advantage of the unique contributions of sensitivity and specificity for stroke for each individual biomarker, resulting in a sensitivity and specificity profile that exceeds the sensitivity and specificity profile of any of the individual biomarkers.

PRINCIPLES OF THE TEST PROCEDURE

The test procedure involves the addition of several drops of an EDTA whole blood or plasma specimen to the sample port on the Test Device. After addition of the sample, the cells are automatically separated from the plasma via a filter contained in the Test Device. The sample reacts with fluorescent antibody conjugates within the reaction chamber and flows down the Test Device detection lane by capillary action. Complexes of each fluorescent antibody conjugate are captured on discrete zones resulting in binding assays that are specific for each biomarker.

The Test Device is inserted into the Triage MeterPlus (hereafter referred to as Meter) and results are measured and displayed on the screen and can be printed in approximately 15 minutes. These results are then presented as a single composite MMX result that is calculated automatically. This composite MMX result is the test result that is used as an aid in the diagnosis and assessment of cerebral ischemia (stroke). All analyte concentrations and the MMX result are stored in the Meter  memory and are available on demand. The results can be transmitted to the lab or hospital information system, if it is connected to the Meter.

REAGENTS AND MATERIALS PROVIDED

The Triage Stroke Panel Test Device contains all reagents necessary to perform the test. The Test Device contains murine monoclonal antibodies and polyclonal antibodies against BNP, D-dimer, MMP-9 and S100B labeled with a fluorescent dye or immobilized on the solid phase, and stabilizers.

Triage Stroke Panel
Catalog # 99000

Kit Contains:

Test Device	25
Transfer Pipette	25
Reagent Code Chip®	1
Printer Paper	1 roll

MATERIALS REQUIRED BUT NOT PROVIDED

Triage MeterPlus		Catalog # 55040 or 55041

Triage Stroke Control Set	Level 1	Catalog # 99013
	Level 2	Catalog # 99014

WARNINGS AND PRECAUTIONS

•                  For In Vitro Diagnostic Use.

•                  For use by healthcare professionals.

•                  Do not use the kit beyond the expiration date printed on the outside of the box.

•                  Keep the Test Device in the sealed pouch until ready for use. Discard after single use.

•                  The transfer pipette should be used for one specimen only. Discard after single use.

•                  Patient specimens, used Test Devices, and transfer pipettes are potentially infectious. Proper handling and disposal methods should be established by the laboratory director in accordance with applicable regulations.

•                  The Triage Stroke Panel has been evaluated with venous whole blood and plasma using EDTA as the anticoagulant. Other specimen types, draw methods, or anticoagulants have not been evaluated.

•                  The presence of recombinant tissue plasminogen activator (r-tPA) and streptokinase may affect Triage Stroke Panel results. Patient samples should be collected prior to the administration of these substances as they may decrease MMX results.

•                  Use only the composite MMX results in the evaluation of the patient. The individual analyte results have not been evaluated for this use.

•                  Carefully follow the instructions and procedures described in this insert.

STORAGE AND HANDLING REQUIREMENTS

•                  Store the Test Devices in a refrigerator at 2 °C to 8 °C (35 °F to 46 °F).

•                  Following receipt, the Test Device is stable for 10 days at room temperature cumulative, but not beyond the expiration date printed on the pouch. Gently write the date of removal from the refrigerator on the pouch with a soft, felt tip marker. Sealed pouches may be returned to the refrigerator and subsequently to room temperature as long as the total time at room temperature does not exceed 10 days. Care must be taken to document the time the product is at room temperature.

•                  Before using refrigerated Test Devices (2 °C to 8 °C) allow individual pouched Test Devices to reach room temperature (a minimum of 15 minutes) before use. If a kit box containing multiple Test Devices is being removed from refrigeration, allow the box to reach room temperature (a minimum of 1 hour) before use.

SPECIMEN COLLECTION AND PREPARATION

•                  A venous whole blood or plasma specimen collected in an EDTA tube is required for testing with this product.

•                  Test whole blood samples immediately or within 4 hours of collection. If the test cannot be run within 4 hours, separate plasma and store at -20 °C.

•                  The specimen must be at room temperature for testing.

•                  Transport samples at room temperature or chilled. Avoid extreme temperatures.

•                  Avoid using severely hemolyzed blood samples. If a sample appears to be severely hemolyzed, obtain another blood sample.

TEST PROCEDURE

PROCEDURAL NOTES

•                  Frozen plasma and refrigerated whole blood or plasma specimens must be allowed to reach room temperature and be mixed thoroughly prior to testing.

•                  Mix whole blood specimens by gently inverting the tube several times before testing.

•                  It is recommended to mix plasma specimens by vortexing the tube before testing.

PERFORMING TRIAGE SYSTEM QUALITY CONTROL – QC DEVICE

Use the QC Device to ensure proper function of the Meter .

•                  Perform each day of patient testing

1.              The first time a new QC Device is run in the Meter, install the QC Device Code Chip. Once installed, the Code Chip data is retained in the Meter memory and does not need to be reinstalled. Refer to the Triage Meter User Manual.

•                  From the main screen, select <Install New Code Chip> and press Enter.

•                  Place the QC Device Code Chip into the lower left front corner of the Meter. Follow the prompts on the screen.

•                  Remove the QC Device Code Chip from the Meter when data transfer is complete.

2.               From the main screen, select <Run Test> and press Enter.

3.               Select <QC Device> and press Enter.

4.               Insert the QC Device and press Enter.

5.               A Pass or Fail result will be displayed/printed when the testing is completed. Each parameter should pass before patient testing is performed.

6.               Remove the QC Device from the Meter and place in the special black QC Device Box. DO NOT THROW QC DEVICE AWAY.

Refer to the Triage Meter User Manual for complete instructions on use of the QC Device.

LOT CALIBRATION USING THE REAGENT CODE CHIP

When a new lot of Test Devices is opened, the calibration and expiration data for that lot of Test Devices must be transferred to the Meter before patient testing. Use the Reagent Code Chip supplied with the new lot of Test Devices to transfer the data to the Meter.

•                  Perform one time for each new lot of Test Devices.

1.               From the main screen, select <Install New Code Chip>. Press Enter.

2.               Place the Reagent Code Chip into the lower left front corner of the Meter and follow the prompts on the screen.

3.               Remove the Reagent Code Chip from the Meter when data transfer is complete.

Refer to the Triage Meter User Manual for complete instructions describing Installation of Code Chips.

TESTING PATIENT SAMPLES

STEP 1                               Add Sample

•                  Open the pouch and label the Test Device with the patient specimen number.

•                  Using the transfer pipette, squeeze the larger (top) bulb completely and insert the tip into the specimen.

•                  Release the bulb slowly. The transfer pipette barrel should fill completely with some fluid flowing into the smaller (lower) bulb.

•                  Place the tip of the transfer pipette into the sample port of the Test Device and squeeze the larger bulb completely. The entire contents of sample in the transfer pipette barrel must flow into the sample port. The sample in the smaller (lower) bulb will not be expelled.

•                  Remove the tip from the sample port and then release the bulb.

•                  Discard the transfer pipette.

STEP 2                               Run Test

•                  From the main screen, select <Run Test> and press Enter.

•                  Select <Patient Sample> and press Enter.

•                  Enter the patient identification number and press Enter.

•                  Confirm that the number was entered correctly by selecting <Confirm Patient ID> and pressing Enter. If the number was not entered correctly, select <Correct Patient ID>, press Enter and repeat the previous step.

•                  Insert the Test Device into the Meter and press Enter. The MMX result and the amount of each analyte present in the sample will be displayed when the analysis is complete.

Note: The Test Device should be inserted into the Meter within 30 minutes from the time the sample was added. A delay longer than 30 minutes may cause the results to be invalid and blocked out on the printout.

STEP 3                               Read Result

•                  The results may be printed by pressing the Print button.

•                  Discard the Test Device after release from the Meter.

•                  A blocked out result indicates the result was invalid and the test should be repeated.

RESULTS

The Meter automatically calculates the MMX result. The individual analyte results are displayed in ng/mL or pg/mL.

The MMX result reportable range is 0 to 10. The manufacturer’s recommended cutoffs are 1.3 and 5.9. (Each laboratory should determine if these cutoffs are appropriate for the patient population that is to be evaluated.)

Using these cutoffs, the interpretation is as follows:

•      MMX results less than or equal to 1.3 represent a low probability of stroke.

•                  It is suggested that this lower cutoff be used early in the evaluation of patients suspected of having stroke.

•                  MMX results greater than 1.3 are considered abnormal and suggest the need for further evaluation.

•                  MMX results greater than 5.9 represent a high probability of stroke.

•                  The MMX result must be interpreted in the clinical context of the individual patient.

Note: See the Appendix for further information.

A Meter software option permits selection of two cutoffs and the display and printout of the MMX and all analyte results, or only the composite MMX result, as determined by the laboratory during setup of the system.

QUALITY CONTROL

QUALITY CONTROL CONSIDERATIONS

Every Triage Stroke Panel is a quantitative test kit that includes two control materials of different concentrations that are run automatically with every sample, e.g., patient specimens, external liquid control solutions, or proficiency testing samples. If the automatic check of these built-in controls shows that the control value results are within the limits set during manufacturing, the Meter will report a result for the specimen being tested. If the automatic check of these built-in controls shows that the control value results are not within the limits set during manufacturing, a test result will not be reported. Instead, the Meter will display a warning or error message that is described in the Triage Meter User Manual.

Good Laboratory Practice suggests that external controls should be tested with each new lot or shipment of test materials, or every 30 days, and as otherwise required by your laboratory’s standard quality control procedures. For this purpose, Biosite offers two external control specimens. Other commercially available controls are not recommended for use with the Triage test. Controls should be tested in the same manner as if testing patient samples. Refer to the Triage Stroke Controls package insert for complete instructions.

The MMX result is a direct calculation derived from the values of the panel analytes. When running patient samples or external controls, if an analyte fails for any reason (built-in control failure or an external control out of range), the MMX result will also not be in range and no patient results will be reported.

TRIAGE QC DEVICE

Perform QC Device testing each day of patient testing to verify instrument performance. Alternately, the QC Device should be tested upon set-up of the Meter and whenever required by your laboratory’s quality control requirements.

Perform QC Device testing for the following conditions:

•                   Upon initial setup of the Meter.

•                   Each day of patient testing.

•                   When the Meter has been transported or moved.

•                   Whenever there is uncertainty about the performance of the Meter.

Note: If the QC Device or external controls do not perform as expected, review the above instructions for use to see if the test was performed correctly, repeat the test, or contact Biosite or your local Biosite representative (refer to Assistance section). Refer to the Triage Meter User Manual for a complete description of the quality control system.

LIMITATIONS OF THE TEST PROCEDURE

The results of the Triage Stroke Panel should be evaluated with all available clinical and laboratory data. If Triage Stroke Panel results do not agree with the clinical evaluation, additional tests should be performed.

This test has been evaluated with venous whole blood and plasma using EDTA as the anticoagulant. Other specimen types, draw methods, or anticoagulants have not been evaluated.

Other factors may interfere with the Triage Stroke Panel and may cause erroneous results. These include technical or procedural errors, as well as additional substances in blood or plasma specimens that are not listed or exceed the concentrations listed in the Appendix.

Triage Stroke Panel results should not be used as absolute evidence for cerebral ischemia. Patients who are experiencing a heart attack, patients that are candidates for renal dialysis or have had renal dialysis, and patients with heart failure may have elevated MMX results. Results should be interpreted along with clinical findings and other test results.

ASSISTANCE

If you have any questions regarding the use of this product, please call Biosite’s Technical Services number at 1-888-BIOSITE/1-888-246-7483 (toll-free in the U.S.) or 858-455-4808, 7 days per week, 24 hours per day. In France, contact Biosite France SAS at 0800 246 800 (toll-free). In Germany, contact Biosite GmbH at 0800 244 4000. For other areas outside the U.S., contact your local Biosite distributor.

REFERENCES AND SUGGESTED READING

(1)   American Heart Association. Heart Disease and Stroke Statistics-2005 Update.

(2)   Mackay, J, Mensah, G. The Atlas of Heart Disease and Stroke. World Health Organization 2004.

(3)   Ovbiagele B, Kidwell CS, Saver JL. Epidemiological impact in the United States of a tissue-based definition of transient ischemic attack. Stroke 2003; 34(4): 919-924.

(4)   Huff, J, Stephen. March 2002, AAEM course and Foundation for Educational and Research in Neurological Emergencies Lecture accessed at www.FERNE.org.

(5)   Libman RB, Wirkowski E, Alvir J, Rao TH. Conditions that mimic stroke in the emergency department. Implications for acute stroke trials. Arch Neurol. 1995; 52:1119-1122.

(6)   Mullins ME, Schaefer PW, Sorensen AG, et al. CT and conventional and diffusion-weighted MR imaging in acute stroke: study in 619 patients at presentation to the emergency department. Radiology 2002; 224: 353-360.

(7)   Lynch JR, Blessing R, Laskowitz DT, et al. Novel diagnostic test for acute stroke. Stroke. 2004 Jan; 35(1): 57-63

(8) Sviri GE, Shik, V, Raz, B, Soustiel JF. Role of brain natriuretic peptide in cerebral vasospasm. Acta Neurochir 2003; 145:851-860

(9)   McGirt MJ, Blessing R, Nimjee SM, Friedman AH, Alexander MJ, Laskowitz DT, Lynch JR. Correlation of serum brain natriuretic peptide with hyponatremia and delayed ischemic neurological deficits after subarachnoid hemorrhage. Neurosurgery 2004; 54:1369-1374.

(10) Ageno W, Finazzi S, Steidl L, Biotti MG, Mera V, Melzi D’Eril G, Venco A. Plasma measurement of D-dimer levels for the early diagnosis of ischemic stroke subtypes. Arch Intern Med. 2002; 162(22): 2589-93.

(11) Barber M, Langhorne P, Rumley A, Lowe GD, Stott DJ. Hemostatic function and progressing ischemic stroke: D-dimer predicts early clinical progression. Stroke. 2004; 35(6): 1421-5.

(12) Horstmann S, Kalb P, Koziol J, Gardner H, Wagner S. Profiles of matrix metalloproteinases, their inhibitors, and laminin in stroke patients: influence of different therapies. Stroke. 2003; 34(9): 2165-70.

(13) Montaner J, Rovira A, Molina CA, Arenillas JF, Ribo M, Chacon P, Monasterio J, Alvarez-Sabin J. Plasmatic level of neuroinflammatory markers predict the extent of diffusion-weighted image lesions in hyperacute stroke. J Cereb Blood Flow Metab. 2003; 23(12): 1403-7.

(14) Buettner T, Weyers S, Postert T, Sprengelmeyer R, Kuhn W. S-100 protein: serum marker of focal brain damage after ischemic territorial MCA infarction. Stroke. 1997; 28(10): 1961-5.

(15) Fassbender K, Schmidt R, Schreiner A, Fatar M, Muhlhauser F, Daffertshofer M, Hennerici M. Leakage of brain-originated proteins in peripheral blood: temporal profile and diagnostic value in early ischemic stroke. J Neurol Sci. 1997 1; 148(1): 101-5.

(16) Buettner T, Weyers S, Postert T, Sprengelmeyer R, Kuhn W. S-100 protein: serum marker of focal brain damage after ischemic territorial MCA infarction. Stroke. 1997; 28(10): 1961-5.

(17) Biosite’s express and implied warranties (including implied warranties of merchantability and fitness) are conditioned upon observance of Biosite’s published directions with respect to the use of Biosite’s products.

UNDER NO CIRCUMSTANCES WHATSOEVER SHALL BIOSITE INCORPORATED BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES.

 Manufacturer:

Biosite Incorporated

11030 Roselle St.

San Diego, California 92121 USA

+1 (858) 455-4808

www.biosite.com

Made in USA

 Biosite Europe

Biosite Incorporated Liaison Office

1232, Rue Louis Blériot

78530 Buc FRANCE

33 (0) 1 39 20 21 00

Purchase of this product licenses its use under U.S. Patent Numbers US5143852, US5233042, US5237057, US5302703, US5302715, US5331109, US5414085, US5458852, US5470997, US5480792, US5525524, US5610283, US5763189, US5885527, US6019944, US6057098, US6074616, US6143576, US6156270, US6194222, US6238931, US6251687, and US6271040. Additional patents pending.

TRIAGE® and BIOSITE® are registered trademarks of Biosite Incorporated in the United States, Canada, member countries of the European Economic Community, Switzerland and Japan. NEW DIMENSIONS IN DIAGNOSIS® is a registered trademark of Biosite Incorporated in the United States, Canada and member countries of the European Economic Community.

CODE CHIP® is a registered trademark of Biosite Incorporated in the United States.

© 2005, Biosite Incorporated

Source Part No. 22662en Rev. B.1.  Date of last revision: 2005/05/27

Revised: 2005/06/02

APPENDIX

TRIAGE STROKE PANEL TECHNICAL INFORMATION

PERFORMANCE CHARACTERISTICS

MEASURABLE RANGE

The measurable ranges for the MMX result and the analytes measured by the Triage Stroke Panel are as follows.

Analyte	Range
MMX	0-10
MMP9 (ng/mL)	25-1300
DDIM (ng/mL)	150-5000
S100 (pg/mL)	250-8000
BNP (pg/mL)	10-5000

ANALYTICAL SENSITIVITY

The analytical sensitivities or lowest detectable concentrations that are distinguishable from zero for the analytes on the Triage Stroke Panel were determined by testing a zero calibrator 20 times each using three lots of reagents and five Meters on five days. The average 95% confidence limits of the analytical sensitivities of the Triage Stroke Panel analytes are as follows.

Analyte	Analytical Sensitivity
MMP9 (ng/mL)	< 25
DDIM (ng/mL)	< 150
S100 (pg/mL)	< 250
BNP (pg/mL)	< 10

IMPRECISION

The average within-day and total imprecision was determined using the ANOVA model by testing control materials that had analytes added at concentrations throughout the measurable range of each assay on the Triage Stroke Panel. The study was conducted over 10 days, testing each control 10 times per day. Each Test Device was read on five different Meters. Of particular note, the use of different Meters does not significantly affect the test precision.

Average Total Imprecision
	Level 1					Level 2					Level 3
	MMP9 (ng/mL)	DDIM (ng/mL)	S100 (pg/mL)	BNP (pg/mL)	MMX	MMP9 (ng/mL)	DDIM (ng/mL)	S100 (pg/mL)	BNP (pg/mL)	MMX	MMP9 (ng/mL)	DDIM (ng/mL)	S100 (pg/mL)	BNP (pg/mL)	MMX
Mean	63.9	356.4	420.9	156.1	4.7	358.1	1637.2	2290.2	800.5	9.8	846.8	3681.2	5373.0	1694.7	10.0
SD	11.7	35.0	90.1	17.7	0.3	26.1	190.4	249.4	103.2	0.2	128.7	421.8	922.8	210.8	0.0
CV	18.4%	9.8%	21.4%	11.4%	6.0%	7.3%	11.6%	10.9%	12.9%	1.8%	15.2%	11.5%	17.2%	12.4%	0.0%

Average Within Day Imprecision
	Level 1					Level 2					Level 3
	MMP9 (ng/mL)	DDIM (ng/mL)	S100 (pg/mL)	BNP (pg/mL)	MMX	MMP9 (ng/mL)	DDIM (ng/mL)	S100 (pg/mL)	BNP (pg/mL)	MMX	MMP9 (ng/mL)	DDIM (ng/mL)	S100 (pg/mL)	BNP (pg/mL)	MMX
Mean	63.9	356.4	420.9	156.1	4.7	358.1	1637.2	2290.2	800.5	9.8	846.8	3681.2	5373.0	1694.7	10.0
SD	8.9	32.0	77.1	16.8	0.3	23.9	175.8	225.4	92.3	0.2	119.9	394.8	896.0	204.8	0.0
CV	13.9%	9.0%	18.3%	10.8%	5.9%	6.7%	10.7%	9.8%	11.5%	1.7%	14.2%	10.7%	16.7%	12.1%	0.0%

LINEARITY

Plasma specimens anticoagulated with EDTA from four apparently healthy individuals were spiked with purified analytes to final concentrations above the measurable ranges on the Triage Stroke Panel. Each spiked plasma specimen was diluted gravimetrically with unspiked plasma to obtain analyte values throughout the measurable ranges. Linear regression analysis of the data indicates that the assay is linear throughout the measurable range of the test.

Parameter	MMP9	DDIM	S100	BNP
Slope	1.04	1.06	1.06	1.08
r	0.99	0.98	0.99	1.00

ANALYTICAL SPECIFICITY — PHARMACEUTICALS

The following drugs were evaluated for potential cross-reactivity and interference with the analytes measured by the Triage Stroke Panel. All drugs were tested at concentrations equivalent to either the maximal therapeutic dose or twice the maximal therapeutic dose. Recombinant tissue plasminogen activator and streptokinase were the only pharmaceuticals that affected Triage Stroke Panel results (decreased results for D-dimer and BNP assays). There was no other significant interference with the analytes, nor was there any other assay cross-reactivity.

Acebutolol	Dipyridamole	Nitrofurantoin
Acetaminophen	Donepezil Hydrochloride	Nitroglycerin
Acetazolamide	Dopamine	Noraminpyrine/ Aminopyrine 1-
Acetylsalicylic acid	Enalapril Maleate	Nortriptyline Hydrochloride
Albuterol	Eplerenone	Nystatin
Allopurinol	Erythromycin/ Erythromycin, 1-	Omeprazole
Ambroxol	Ethacrynic acid	Oxaprozin
Amiloride	Fenofibrate	Oxazepam
Amiodarone	Flecainide Acetate	Oxytetracyclin
Amitriptyline Hydrochloride	Fluoxetine	Paroxetine Hydrochloride
Amoxicillin	Fosinopril	PCP
Ampicillin	Furosemide	Phenobarbital
Ascorbic Acid	Gabapentin	Phenytoin
Atenolol	Gemfibrozil	Polythiazide
Atorvastatin	Glipizide	Potassium Chloride (oral/IV)
Azithromycin	Glyburide	Probenecid

Baclofen	Heparin	Procainamide
Benazepril	Hydralazine Hydrochloride	Propanolol
Benztropine Mesylate	Hydrochlorothiazide	Quinidine
Bepridil	Hydrocodone	Ramipril
Bisoprolol fumarate	Hydroflumethazide	Recombinant Tissue plasminogen activator
Caffeine	Ibuprofen	Rofecoxib
Captopril	Indapamide	Selegine Hydrochloride
Carbamazepine	Indomethacin	Sertraline Hydrochloride
Carvedilol	Irbesartan	Sildenafil
Ceftriaxone	Isosorbide dinitrate/Isosorbide	Simvastatin
Cefuroxime	Labetalol Hydrochloride	Sodium Valproate /Valproic acid
Celecoxib	Lisinopryl	Sotalol
Cephalexin	Loratidine	Streptokinase
Cephalosporin C	Losartin Potassium	Sulfamethoxazole
Cephradine	Lovastatin	Sumatriptan
Cerivastatin	L-thyroxine/ Thyroid hormone T4	Tadalafil
Chloramphenicol	Magnesium Sulfate	Theophylline
Chlorothiazide	Meclizine Hydrochloride	Ticlopidine
Chlorpropamide	Methyldopa/Dopa, 1- alpha-methyl	Timolol
Clofibrate	Metolazone	Tocainide
Clopidrogrel	Metoprolol	Torsemide
Cocaine	Milrinone	Triamterene
Cyclosporine/Cyclosporin A	Morphine	Trimethoprim
Desipramine	Nadolol	Valsartan
Dichlorphenamide	Naproxen	Verapamil
Diclofenac	Nicotine	Warfarin
Digoxin	Nicotinic Acid	Zopiclone
Diltiazem	Nifedipine

ANALYTICAL SPECIFICITY — BIOLOGICAL SUBSTANCES

The following proteins, peptides and other biological substances were evaluated at the concentrations indicated below for potential cross-reactivity and interference with the analytes measured by the Triage Stroke Panel. There was no significant interference with any of the analyte measurements, nor was there any significant assay cross-reactivity.

Substance	Concentration
Adrenomedullin	1000 pg/mL
Aldosterone	1 µg/mL
Alpha-Atrial Natriuretic polypeptide	1000 pg/mL
Angiotensin I	600 pg/mL
Angiotensin II	600 pg/mL
Angiotensin III	1000 pg/mL
Arg Vasopressin	1000 pg/mL
Bilirubin	0.15 mg/mL
Calapin I	1 µg/mL
Calbindin 2	1 µg/mL
Calcineurin B	1 µg/mL
Calmodulin	0.1 µg/mL
C-type Natriuretic Peptide	1000 pg/mL
Endothelin I	20 pg/mL
Fibrinogen	10 mg/mL
Fragment D	20 µg/mL
Fragment E	20 µg/mL
Hemoglobin	5 mg/mL
MBP	1 µg/mL
MMP-1	1 µg/mL
MMP-2	1 µg/mL
MMP-3	1 µg/mL
NSE	1 µg/mL
Peptide YY	1 µg/mL
Renin	50 ng/mL
Rheumatoid factor	>1500 units/mL
s100aa	1 µg/mL
Setagin	1 µg/mL
TIMP-2	1 µg/mL
Triolein	30 mg/mL
Urodilatin	1000 pg/mL

The hematocrit was varied between 30% and 60% with no significant effect on the recovery of any of the analytes.

WHOLE BLOOD VS. PLASMA

A comparison was performed on MMX results using EDTA whole blood and matched plasma from 57 individuals. The linear regression equation is Plasma = 1.00 x Whole Blood – 0.22, r = 0.94.

DATA FROM CLINICAL STUDIES

APPARENTLY HEALTHY INDIVIDUALS

Triage Stroke Panel MMX results were determined from 839 apparently healthy individuals. This population included individuals with hypertension, diabetes, history of stroke, and coronary artery disease. There are no statistically significant changes in Triage Stroke Panel results associated with hypertension, diabetes, history of stroke, and coronary artery disease. The descriptive statistics for MMX results in apparently healthy individuals are shown in the table below. These values are representative of the values obtained from clinical studies. The most appropriate cutoffs for the MMX result were determined from the suspected stroke population described in the next section. Each laboratory should determine if these cutoffs are appropriate for the patient population that is to be evaluated.

	All Apparently Healthy Individuals
	All	Age < 55	Age 55 to 64	Age > 64
Mean	0.9	0.5	0.9	1.5
SD	1.3	1.0	1.3	1.5
Median	0.2	0.0	0.2	1.3
Percent <= 1.3	72.5%	85.0%	73.6%	51.9%
Percent <= 5.9	99.5%	99.7%	99.1%	99.6%
Minimum	0.0	0.0	0.0	0.0
Maximum	7.7	7.7	7.1	7.7
N	839	373	227	239
	Apparently Healthy Males
	All	Age < 55	Age 55 to 64	Age > 64
Mean	0.6	0.3	0.6	1.1
SD	1.1	0.6	1.2	1.4
Median	0.0	0.0	0.0	0.4
Percent <=1.3	83.6%	94.2%	84.6%	63.9%
Percent <= 5.9	99.8%	100.0%	99.1%	100.0%
Minimum	0.0	0.0	0.0	0.0
Maximum	7.1	3.0	7.1	4.6
N	415	190	117	108
	Apparently Healthy Females
	All	Age < 55	Age 55 to 64	Age > 64
Mean	1.3	0.8	1.3	1.8
SD	1.4	1.2	1.4	1.5
Median	0.8	0.1	0.9	1.6
Percent <= 1.3	61.6%	75.4%	61.8%	42.0%
Percent <= 5.9	99.3%	99.5%	99.1%	99.2%
Minimum	0.0	0.0	0.0	0.0
Maximum	7.7	7.7	6.2	6.0
N	424	183	110	131

INDIVIDUALS WITH SUSPECTED STROKE

Triage Stroke Panel MMX results were determined from 1086 individuals presenting to the Emergency Department that were suspected of having stroke. This population included patients with conditions that mimic stroke, TIA, ischemic stroke and intracranial hemorrhage. These values are representative of the values obtained from clinical studies. The most appropriate cutoffs for the MMX result were selected to provide high sensitivity using an MMX result cutoff of 1.3, and high specificity using an MMX result cutoff of 5.9. Each laboratory should determine if these cutoffs are appropriate for the patient population that is to be evaluated.

A subset of 260 patients diagnosed with conditions that mimic stroke were classified into various disease categories and stratified according to MMX results. The category “Other” includes patients with vasculitis, ocular disease, hydrocephalus, benign positional vertigo, multiple sclerosis, transient global amnesia, and Parkinson’s disease.

Category	# of Patients with MMX Result
	0.0 to 1.3	1.4 to 5.9	> 5.9
Migraine	14	24	0
	36.8%	63.2%	0.0%
Seizure	3	21	3
	11.1%	77.8%	11.1%
Mass Lesion	2	5	2
	22.2%	55.6%	22.2%
Metabolic Condition	8	15	6
	27.6%	51.7%	20.7%
Syncope or Cardiovascular Disease	12	27	6
	26.7%	60.0%	13.3%
Neuromuscular Abnormality	10	23	1
	29.4%	67.6%	2.9%
Functional Abnormality	4	9	0
	30.8%	69.2%	0.0%
Other	5	35	4
	11.4%	79.5%	9.1%

All Patients

			Mimic	Ischemic Stroke	Intracranial Hemorrhage	TIA
MMX	0.0 to 1.3	N	58	17	2	31
		%	24.3%	9.0%	1.7%	20.7%
	1.4 to 5.9	N	159	119	61	100
		%	66.5%	63.0%	51.3%	66.7%
	> 5.9	N	22	53	56	19
		%	9.2%	28.0%	47.1%	12.7%

0-3 hours After Symptom Onset

			Mimic	Ischemic Stroke	Intracranial Hemorrhage	TIA
MMX	0.0 to 1.3	N	12	2	0	1
		%	30.8%	12.5%	0.0%	3.7%
	1.4 to 5.9	N	23	12	3	22
		%	59.0%	75.0%	50.0%	81.5%
	> 5.9	N	4	2	3	4
		%	10.3%	12.5%	50.0%	14.8%

0-6 hours After Symptom Onset

			Mimic	Ischemic Stroke	Intracranial Hemorrhage	TIA
MMX	0.0 to 1.3	N	30	8	2	14
		%	24.8%	12.3%	10.5%	18.7%
	1.4 to 5.9	N	80	46	10	52
		%	66.1%	70.8%	52.6%	69.3%
	> 5.9	N	11	11	7	9
		%	9.1%	16.9%	36.8%	12.0%

6-12 hours After Symptom Onset

			Mimic	Ischemic Stroke	Intracranial Hemorrhage	TIA
MMX	0.0 to 1.3	N	13	1	0	6
		%	25.0%	2.8%	0.0%	20.0%
	1.4 to 5.9	N	35	23	5	19
		%	67.3%	63.9%	35.7%	63.3%
	> 5.9	N	4	12	9	5
		%	7.7%	33.3%	64.3%	16.7%

12-24 hours After Symptom Onset

			Mimic	Ischemic Stroke	Intracranial Hemorrhage	TIA
MMX	0.0 to 1.3	N	12	6	0	10
		%	20.0%	8.5%	0.0%	25.6%
	1.4 to 5.9	N	41	41	22	25
		%	68.3%	57.7%	61.1%	64.1%
	> 5.9	N	7	24	14	4
		%	11.7%	33.8%	38.9%	10.3%

A subset of patients diagnosed with TIA or conditions that mimic stroke had radiographic evidence of cerebral ischemia by MRI, CT scan, diffusion-weighted MRI, perfusion-weighted MRI, CT angiogram, MR angiogram, or perfusion CT scan. 7 out of 9 (78%) patients diagnosed with a condition that mimics stroke that had evidence of cerebral ischemia by radiographic imaging had positive MMX results (> 1.3). 22 out of 26 (85%) patients diagnosed with TIA that had evidence of cerebral ischemia by radiographic imaging had positive MMX results (> 1.3).

RECEIVER OPERATING CHARACTERISTIC CURVES

Receiver operating characteristic (ROC) curves of clinical sensitivity and specificity according to various MMX result cutoffs were constructed from the clinical study data. The area under the ROC curve for age-matched normals (patients without cerebral ischemia; N = 839) versus patients with either ischemic stroke or intracranial hemorrhage (collectively, stroke; N = 308) is 0.94 (95% confidence interval 0.92 to 0.95). The area under the ROC curve for stroke mimics (N = 239) versus patients with either ischemic stroke or intracranial hemorrhage (collectively, stroke; N = 308) is 0.75 (95% confidence interval 0.71 to 0.79).

Age-Matched Normal vs. Stroke
MMX Cutoff	Sensitivity	Specificity
1.0	95%	67%
1.3	94%	73%
2.0	90%	82%
3.0	81%	90%
4.0	71%	96%
5.0	50%	99%
5.9	36%	99%
6.0	35%	100%

Mimic vs. Stroke
MMX Cutoff	Sensitivity	Specificity
1.0	95%	20%
1.3	94%	24%
2.0	90%	33%
3.0	81%	54%
4.0	71%	68%
5.0	50%	85%
5.9	36%	90%
6.0	35%	91%
7.0	21%	95%

MMX RESULTS USED IN CONJUNCTION WITH CT SCAN IN ISCHEMIC STROKE

A 3-way evaluation was performed to examine the performance of the MMX result in conjunction with CT results. The sensitivity of the MMX result and CT scan for ischemic stroke was calculated. Additionally, the conjunctive disagreement, which is the percent of patients incorrectly classified by both methods, was calculated. The low rates of conjunctive disagreement demonstrate that a high degree of diagnostic accuracy is achieved when MMX results are used in conjunction with CT scan.

Ischemic Stroke vs. Mimic

All Times from Symptom Onset

Cutoff = 1.3

Triage Stroke

Panel Index

CT Scan

N

Diagnosis

Stroke

Mimic

+

+

70

67

3

+

-

240

93

147

-

+

4

3

1

-

-

48

11

37

Total

362

174

188

Conjunctive Disagreement with Diagnosis:

3.9%

CT Scan Sensitivity:

40.2%

Index Sensitivity:

92.0%

Ischemic Stroke vs. Mimic

0-6 Hours from Symptom Onset

Cutoff = 1.3

Index

CT Scan

N

Diagnosis

Stroke

Mimic

+

+

21

20

1

+

-

105

35

70

-

+

0

0

0

-

-

26

7

19

Total

152

62

90

Conjunctive Disagreement with Diagnosis:

5.3%

CT Scan Sensitivity:

32.3%

Index Sensitivity:

88.7%

Ischemic Stroke vs. Mimic

6-12 Hours from Symptom Onset

Cutoff = 1.3

Index

CT Scan

N

Diagnosis

Stroke

Mimic

+

+

12

11

1

+

-

50

18

32

-

+

2

1

1

-

-

9

0

9

Total

73

30

43

Conjunctive Disagreement with Diagnosis:

1.4%

CT Scan Sensitivity:

40.0%

Index Sensitivity:

96.7%

Ischemic Stroke vs. Mimic

12-24 Hours from Symptom Onset

Cutoff = 1.3

Index

CT Scan

N

Diagnosis

Stroke

Mimic

+

+

31

30

1

+

-

74

32

42

-

+

1

1

0

-

-

12

4

8

Total

118

67

51

Conjunctive Disagreement with Diagnosis:

4.2%

CT Scan Sensitivity:

46.3%

Index Sensitivity:

92.5%

COMPARISON TO NIH STROKE SCALE

The National Institutes of Health Stroke Scale (NIHSS) is an 11-item clinical evaluation tool used to assess the severity of neurological dysfunction. A score less than 5 is suggestive of mild dysfunction, a score from 5 to15 is suggestive of mild to moderately severe dysfunction and a score greater than 15 is suggestive of severe dysfunction. An analysis of NIHSS and MMX results from the clinical study data indicates that there is a relationship between the severity of neurological dysfunction and MMX results. These data demonstrate that MMX results, along with NIHSS values, can provide additional objective information to the physician about the severity of the patient’s neurological dysfunction.

Glossary of Symbols

Symbol	Used For	Symbol	Used For
	Do not reuse	YYYY/MM/DD	Use by
LOT	Batch code	REF	Catalog number
	Caution, consult accompanying documents	EC REP	Authorized representative in the European Community
	Manufacturer		Upper limit of temperature
IVD	*In vitro* diagnostic medical device		Temperature limitation
	Lower limit of temperature	2°C 8°C	Store at 2 °C - 8 °C
CONTROL	Control	CONT	Contents
TEST DEVICE	Test device		Biological risks
	Transfer pipette	$\overline{X}$	Mean
	Add sample immediately after opening foil pouch.	σ	Standard deviation
EDTA EDTA	Use EDTA whole blood or plasma sample only.	#	Patient number
	Code Chip®		Printer paper

ENGLISH page 24 of 24	Triage® Stroke Panel	22662en Rev.B.1.	©2005 Biosite Incorporated